UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 30, 2007

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

000-50539	91-0232000
(Commission File Number)	(IRS Employer Identification No.)

10 N. Post St., Suite 610, Spokane, WA	99201
(Address of Principal Executive Offices)	(Zip Code)

(509) 838-1213

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On January 30, 2007, Idaho General Mines, Inc. (the “Company”) completed its previously announced acquisition of all of the issued and outstanding shares of Equatorial Mining North America, Inc., a Delaware corporation (“Equatorial”), from Equatorial Mining Limited (ACN 009 199 482) (“Equatorial Mining Limited”).  Equatorial holds a 12 percent net smelter royalty interest in the mineral rights of the Company’s Hall Tonopah molybdenum-copper property in Nye County, Nevada. The Company now owns a 100% interest in the two known copper and molybdenum deposits at Hall-Tonopah. This includes the copper-molybdenum open pit mine partially mined by Equatorial Mining Limited in the early 2000’s and the adjacent primary molybdenum open pit deposit last mined in 1991 by Cyprus Minerals Corporation. The Company now owns the Hall-Tonopah property and all associated mineral rights without future royalty obligations.

As set forth in the Purchase Agreement, the Company paid to Equatorial Mining Limited approximately $4.8 million in cash at closing. At first commercial production of the property, the Company has agreed to pay an additional $6.0 million. By purchasing Equatorial, the Company also assumed an approximate $460,000 cash reclamation bond which will continue to be held by the Nevada Department of Environmental Protection and the Bureau of Land Management and acquired cash of approximately $1.3 million.

The Company issued a press release announcing the completion of the acquisition on February 1, 2007. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired

As permitted by Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements required by Item 9.01(a)(1) of Form 8-K by amendment to this Current Report on Form 8-K on or prior to 71 calendar days from the date the Company is required to report the acquisition of Equatorial on this Current Report on Form 8-K.

(b)                                 Pro Forma Financial Information

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K by amendment to this Current Report on Form 8-K on or prior to 71 calendar days from the date the Company is required to report the acquisition of Equatorial on this Current Report on Form 8-K.

(d)                                 Exhibits

99.1                           Press Release issued February 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.
(Registrant)

Date: February 5, 2007	By:	/s/ Robert L. Dumont
Robert L. Dumont
Chief Financial Officer